MoA FUNDS CORPORATION

ARTICLES SUPPLEMENTARY

MoA Funds Corporation, a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The aggregate number of shares of common stock, $0.01 par value per share (the “Common Stock”), that the Corporation has authority to issue is hereby increased by 500,000,000 shares to 20,135,000,000 shares, with an aggregate par value of $201,350,000. The additional authorized but unissued shares of Common Stock are hereby classified as follows: (a) 100,000,000 shares are classified as shares of the MoA Mid Cap Growth Fund, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of a class of Common Stock as set forth in the charter of the Corporation (the “Charter”), and (b) 400,000,000 shares are unclassified Common Stock.

SECOND: Prior to the foregoing increase and reclassification of shares of Common Stock (the “Increase”), the Corporation had authority to issue 19,635,000,000 shares of Common Stock, with an aggregate par value of $196,350,000. After the Increase, the Corporation has authority to issue 20,135,000,000 shares of Common Stock, with an aggregate par value of $201,350,000. The total number of shares of all classes of Common Stock that the Corporation has authority to issue before and after the Increase are as follows:

Class	Authorized Shares (Previous Allocation)	Authorized Shares (New Allocation)
MoA Money Market Fund	5,000,000,000	5,000,000,000
MoA Core Bond Fund	1,525,000,000	1,525,000,000
MoA Balanced Fund	150,000,000	150,000,000
MoA Mid Cap Equity Index Fund	1,050,000,000	1,050,000,000
MoA Intermediate Bond Fund	840,000,000	840,000,000
MoA Equity Index Fund	900,000,000	900,000,000
MoA All America Fund	200,000,000	200,000,000
MoA Small Cap Growth Fund	570,000,000	570,000,000
MoA Small Cap Value Fund	475,000,000	475,000,000
MoA Mid Cap Growth Fund	0	100,000,000
MoA Mid Cap Value Fund	100,000,000	100,000,000
MoA International Fund	1,275,000,000	1,275,000,000
MoA Small Cap Equity Index Fund	200,000,000	200,000,000
MoA Catholic Values Index Fund	100,000,000	100,000,000
MoA Conservative Allocation Fund	215,000,000	215,000,000
MoA Moderate Allocation Fund	370,000,000	370,000,000
MoA Aggressive Allocation Fund	265,000,000	265,000,000
MoA Retirement Income Fund	270,000,000	270,000,000
MoA Clear Passage 2020 Fund	665,000,000	665,000,000
MoA Clear Passage 2025 Fund	1,025,000,000	1,025,000,000
MoA Clear Passage 2030 Fund	915,000,000	915,000,000
MoA Clear Passage 2035 Fund	845,000,000	845,000,000
MoA Clear Passage 2040 Fund	685,000,000	685,000,000
MoA Clear Passage 2045 Fund	675,000,000	675,000,000
MoA Clear Passage 2050 Fund	470,000,000	470,000,000
MoA Clear Passage 2055 Fund	350,000,000	350,000,000
MoA Clear Passage 2060 Fund	200,000,000	200,000,000
MoA Clear Passage 2065 Fund	100,000,000	100,000,000
MoA Clear Passage 2070 Fund	200,000,000	200,000,000
Unclassified Common Stock	0	400,000,000

THIRD: The shares of Common Stock hereby reclassified as specified above have been duly reclassified by the Board of Directors under the authority contained in the charter of the Corporation and in accordance with Section 2-105(c) of the Maryland General Corporation Law. These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH: These Articles Supplementary shall become effective at 5:00 p.m. on September 2, 2025 (the “Effective time”).

FIFTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its President and attested by its Secretary on this 20th day of August, 2025.

ATTEST:	MoA FUNDS CORPORATION

/s/ Amy Latkin	/s/ R. Jeffrey Young
Name: Amy Latkin	Name: R. Jeffrey Young
Secretary	President